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                                                                    Exhibit 23.1



                       Consent of Independent Accountants

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-4 of Knoll, Inc. (Knoll) of our report dated January 15, 1996 relating to the consolidated financial statements of Knoll which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1995 listed under Item 21(b) of this Registration Statement when such schedule is read in conjunction with the consolidated financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."



/s/ Price Waterhouse LLP

Price Waterhouse LLP
600 Grant Street
Pittsburgh, Pennsylvania 15219
June 7, 1996